SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(B) OR (G) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              Key Technology, Inc.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 Oregon                                  93-0822509
-----------------------------------------    -----------------------------------
 (State of incorporation or organization)     (IRS Employer Identification No.)

            150 Avery Street
        Walla Walla, Washington                             99362
-----------------------------------------    -----------------------------------
 (Address of principal executive offices)                 (Zip Code)

   Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of each exchange on which
 Title of each class to be so registered      each class is to be registered


--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

   If this Form relates to the registration of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction
   A.(c), check the following box.                                        |_|

   If this Form relates to the registration of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction
   A.(d), check the following box.                                        |X|

   Securities Act registration statement file number to which this Form relates:
   333-36920
   ---------------
   (if applicable)


   Securities to be registered pursuant to Section 12(g) of the Act:

     Series B Convertible Preferred Stock            Nasdaq SmallCap Market
--------------------------------------------------------------------------------
     (Title of Class)

     Warrants                                        Nasdaq SmallCap Market
--------------------------------------------------------------------------------
     (Title of Class)

ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            The description of the Registrant's Series B Convertible Preferred Stock and Warrants provided in the Registration Statement on Form S-4, as amended by Amendment No. 1 and declared effective by the Securities and Exchange Commission on June 7, 2000, under the headings "Description of Securities" and "Comparative Rights of Key Technology and Advanced Machine Vision Shareholders" is incorporated herein by reference.

ITEM 2.     EXHIBITS

            3.1 Registrant's Restated Articles of Incorporation, as amended through July 12, 2000

            3.2   Registrant's Restated Bylaws

            4.1 Certificate of Designation Series B Convertible Preferred Stock (included as part of Exhibit 3.1)

            4.2   Warrant to Purchase Shares of Common Stock of the Registrant

            4.3   Warrant Agreement between Registrant and Warrant Agent

                                    SIGNATURE
                                    ---------

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KEY TECHNOLOGY, INC.


Date:  September 1, 2000


By:   /s/ Thomas C. Madsen
      ----------------------------------------
      Thomas C. Madsen
      Chairman, President and Chief Executive Officer

                                  EXHIBIT INDEX

Exhibit                                                                Page No.
-------                                                                --------

3.1  Restated Articles of Incorporation--------------------------------    4

3.2  Restated Bylaws---------------------------------------------------    *

4.1 Certificate of Designation Series B Convertible Preferred Stock (included as part of Exhibit 3.1) --------------------------------

4.2  Warrant to Purchase Shares of Common Stock of the Registrant------   37

4.3  Warrant Agreement between Registrant and Warrant Agent------------   44








-----------------------------------------

      * Incorporated by reference to Exhibit 3.2 of the Registrant's Registration Statement on Form S-4 (Registration No. 333-36920), as amended by Amendment No. 1 filed with the Securities Exchange Commission on June 2, 2000.




004002\00131\353290 V001